Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Third Quarter 2025 Financial Results

New York, NY, August 6, 2025 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal third quarter for its year ending September 30, 2025.

Highlights:

●	Third quarter total investment income of $6.2 million; net investment income of $1.2 million

●	Net asset value (NAV) of $157 million, or $78.20 per share as of June 30, 2025

●	On April 17, 2025, amended the credit facility to $100mm with a $50mm accordion, reduction in pricing to SOFR+2.50% and extended maturity to April 17, 2030

●	Weighted average yield was 12.66% on debt and other income producing investments

“We continue to see solid performance from the portfolio despite a more volatile macro environment.” commented David Lorber, Chief Executive Officer, “We had a strong origination quarter as we continue to source attractive investment opportunities, we also had multiple portfolio companies repay and monetized one of our last remaining legacy investments.”

Selected Third Quarter 2025 Financial Results for the Quarter Ended June 30, 2025:

Total investment income was $6.2 million of which $5.5 million was attributable to portfolio interest and dividend income, and $0.7 million was attributable to fee and other income.

Total net expenses were $5.0 million and total net investment income was $1.2 million.

The Company recorded a net realized loss of $12.0 million and a net unrealized gain of $9.3 million.

Portfolio and Investment Activities for the Quarter Ended June 30, 2025:

The fair value of the Company’s investment portfolio totaled $294.4 million and consisted of 34 portfolio companies.

Liquidity and Capital Resources:

As of June 30, 2025, the Company had $7.3 million in cash and cash equivalents, $59.2 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $87.0 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to execute on its strategic initiatives, deliver value to shareholders, increase investment activity, increase net investment income, reduce interest expenses, implement its investment strategy and achieve its investment objective, source and capitalize on investment opportunities, grow its net asset value per share and perform well in the prevailing market environment, the ability of our portfolio companies, including National Security Group, Inc. to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	June 30, 2025 (Unaudited)	September 30, 2024
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $158,364,341 and $143,179,354 respectively)	$159,391,606	$142,233,426
Affiliated investments (amortized cost of $10,008,289 and $20,564,242, respectively)	11,592,334	14,750,785
Controlled investments (amortized cost of $150,432,462 and $97,016,429, respectively)	123,454,891	70,931,647
Total Investments at fair value	294,438,831	227,915,858
Cash and cash equivalents	7,270,519	67,571,559
Receivables:
Interest receivable	1,135,646	1,313,598
Other receivable	16,640	65,838
Dividends receivable	-	23,468
Deferred financing costs	1,458,777	760,680
Due from Affiliate	1,101,599	90,500
Deferred tax asset, net	953,505	887,099
Other assets	298,155	1,066,323
Prepaid share repurchase	101,115	101,115
Receivable for investments sold	35,445	2,955,775
Total Assets	$306,810,232	$302,751,813

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $1,234,485 and $1,510,815, respectively)	$144,918,632	$135,723,636
Accounts payable and accrued expenses	3,300,818	5,570,150
Interest and fees payable	1,213,024	768,043
Other liabilities	190,743	294,063
Deferred tax liability, net	340,531	-
Due to Affiliate	152,365	88,148
Total Liabilities	150,116,113	142,444,040

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,003,869 and 2,019,778 common shares outstanding, respectively	2,004	2,020
Capital in excess of par value	704,113,672	704,909,588
Total distributable earnings (loss)	(547,421,557)	(544,603,835)
Total Net Assets	156,694,119	160,307,773
Total Liabilities and Net Assets	$306,810,232	$302,751,813

Net Asset Value Per Common Share	$78.20	$79.37

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2025	2024	2025	2024
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$3,758,928	$2,971,965	$9,708,993	$7,605,006
Payment in-kind	213,590	231,113	832,055	412,317
Affiliated investments:
Cash	-	10,682	-	742,858
Controlled investments:
Cash	607,929	650,244	1,822,914	1,230,510
Payment in-kind	-	334,398	-	603,229
Total interest income	4,580,447	4,198,402	12,363,962	10,593,920
Dividend income
Non-controlled, non-affiliated investments	247,322	531,151	1,221,852	1,963,744
Affiliated investments	-	-	254,231	-
Controlled investments	617,056	982,903	3,597,022	3,216,298
Total dividend income	864,378	1,514,054	5,073,105	5,180,042
Interest from cash and cash equivalents	27,804	147,127	132,557	387,501
Fee income (see Note 9)	684,330	375,363	822,841	453,988
Other income	-	-	-	22
Total Investment Income	6,156,959	6,234,946	18,392,465	16,615,473

Expenses:
Interest and financing expenses	2,660,472	1,721,767	7,785,246	4,831,180
Salaries and benefits	1,237,767	1,514,872	3,451,438	4,464,372
Professional fees, net	304,540	432,416	1,300,518	1,133,120
General and administrative expenses	398,494	226,903	928,026	862,740
Directors fees	204,000	187,500	612,000	562,500
Administrator expenses (see Note 6)	106,740	75,351	303,924	210,753
Insurance expenses	87,460	95,983	262,379	290,433
Total expenses	4,999,473	4,254,792	14,643,531	12,355,098
Net Investment Income	1,157,486	1,980,154	3,748,934	4,260,375

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	(1,665,458)	155,419	(1,561,801)	585,977
Affiliated investments	(10,320,353)	-	(10,320,353)	(1,991,456)
Controlled investments	-	8,542,831	-	8,542,831
Total net realized gains (losses)	(11,985,811)	8,698,250	(11,882,154)	7,137,352
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(18,517)	1,823,185	1,973,193	4,984,195
Affiliated investments	8,379,055	73,960	7,397,502	4,787,878
Controlled investments	914,813	(9,966,938)	(892,789)	(8,655,048)
Total net change in unrealized gains (losses)	9,275,351	(8,069,793)	8,477,906	1,117,025
Deferred tax benefit (expense)	55,511	-	(274,125)	-
Total realized and unrealized gains (losses)	(2,654,949)	628,457	(3,678,373)	8,254,377

Net Increase (Decrease) in Net Assets Resulting from Operations	$(1,497,463)	$2,608,611	$70,561	$12,514,752
Weighted average basic and diluted earnings per common share	$(0.74)	$1.29	$0.03	$6.11
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,017,330	2,019,786	2,018,962	2,047,127

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